Exhibit 99.1
Certara Reports Third Quarter 2023 Financial Results
Reiterates Full Year 2023 Financial Guidance

PRINCETON, N.J.— November 8, 2023-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the third quarter of fiscal year 2023.
Third Quarter Highlights:

•Revenue was $85.6 million, compared to $84.7 million in the third quarter of 2022, representing growth of 1% over the third quarter of 2022.

•Broad based recovery in services bookings during the quarter.

•Net loss was $49.0 million, compared to a net income of $3.9 million in the third quarter of 2022.

•Net loss includes a $47.0 million goodwill impairment expense in the third quarter of 2023 related to the Regulatory business.

•Adjusted EBITDA was $28.8 million, compared to $32.7 million in the third quarter of 2022.

•Adjusted net income was $17.1 million compared to $16.6 million in the third quarter of 2022.

“During the third quarter we saw customer demand stabilize across the Certara platform. We continue to see strong interest from customers in Biosimulation, while our Regulatory business returned to growth in bookings,” said William F. Feehery, Chief Executive Officer. “Customer activity improved through the quarter and we believe the outlook for biosimulation remains strong. Our newly aligned commercial and services teams are showing signs of initial success, which we intend to build upon as we head into 2024.”
Third Quarter 2023 Results
“Certara’s third quarter performance reflects continued demand for biosimulation software and services across the platform. Our bookings returned to growth in services and the software bookings pipeline is strong looking forward. We are pleased with the business stabilization in the third quarter, and remain confident in the full year 2023 outlook,” said John Gallagher, Chief Financial Officer.

Total revenue for the third quarter of 2023 was $85.6 million, representing growth of 1% over the third quarter of 2022. The overall increase in revenue was primarily due to growth in our biosimulation technology-driven services and software portfolio. Strong demand from existing customers, new product introductions, and new client activity all contributed to the quarterly revenue performance which was offset by a decline in regulatory revenue.

On a constant currency basis, total revenue for the third quarter of 2023 was $84.6 million, relatively flat compared to the third quarter of 2022. Please see note (1) in the section A Note on Non-GAAP Financial Measures below for more information on constant currency revenue.
Total cost of revenue for the third quarter of 2023 was $35.9 million, an increase of $3.1 million from $32.8 million in the third quarter of 2022, primarily due to a $3.0 million increase in employee-related costs, including billable headcount growth, and a $0.4 million increase in intangible assets amortization, partially offset by a $0.4 million decrease in miscellaneous operating expense and other items.

Total operating expenses for the third quarter of 2023 were $102.5 million, which increased by $61.5 million from $41.0 million in the third quarter of 2022, primarily due to a $47.0 million increase in goodwill impairment expense related to charge-off of goodwill carrying balance over fair value of a reporting unit, a $8.8 million increase related to change in the fair value of contingent considerations related to recent acquisitions, a $3.8 million increase in employee-related costs including billable head count growth, and a $1.6 million increase in lease abandonment expense.

Net loss for the third quarter of 2023 was $49.0 million, compared to a net income of $3.9 million in the quarter of 2022. The $52.9 million decrease in net income was primarily due to a $47.0 million increase in goodwill impairment expense, an $8.8 million increase related to change in the fair value of contingent considerations, a $1.6 million increase in lease abandonment expense, a $4.1 million increase in other operating expenses, and a $3.1 million increase in cost of revenue, partially offset by a $9.2 million decrease in tax expense, and a $2.5 million increase in interest income.

Diluted earnings (loss) per share for the third quarter 2023 was $(0.31), as compared to $0.02 in the third quarter of 2022.
Adjusted EBITDA for the third quarter of 2023 was $28.8 million compared to $32.7 million for the third quarter of 2022, a decrease of $3.9 million. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Adjusted net income for the third quarter of 2023 was $17.1 million compared to $16.6 million for the third quarter of 2022, representing 3% growth. Adjusted diluted earnings per share for the third quarter 2023 was $0.11 compared to $0.10 for the third quarter of 2022. See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2023	2022	2023	2022
Key Financials	(in millions, except per share data)
Revenue	$85.6	$84.7	$266.3	$249.0
Net income (loss)	$(49.0)	$3.9	$(42.9)	$5.6
Diluted earnings per share	$(0.31)	$0.02	$(0.27)	$0.03
Adjusted EBITDA	$28.8	$32.7	$93.5	$88.3
Adjusted net income	$17.1	$16.6	$54.7	$48.2
Adjusted diluted earnings per share	$0.11	$0.10	$0.34	$0.30
Cash and cash equivalents			$272.3	$210.5
2023 Financial Outlook

Certara is reiterating its previously reported guidance for full year 2023. We expect the following:

Full year 2023 revenue to be in the range of $345 million to $360 million.
Full year 2023 adjusted EBITDA to be in the range of $120 million to $128 million.
Full year adjusted diluted earnings per share to be in the range of $0.44 - $0.48.
Fully diluted shares to be in the range of 159 million to 162 million.

Webcast and Conference Call Details
Certara will host a conference call today, November 8, 2023, at 5:00 p.m. ET to discuss its third quarter 2023 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.

About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,300 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance and other statements about the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; economic conditions, including inflation, recession, currency exchange fluctuation and adverse developments in the financial services industry; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; lower utilization rates by our employees as a result of natural disasters and epidemic diseases; risks related to our contracts with government customers; our ability to sustain recent growth rates; our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on bookings; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 1, 2023, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.
A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, each of these measures is frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)     CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2)     Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance.
(3)    Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger
Kekst CNC
daniel.yunger@kekstcnc.com

CERTARA, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2023	2022	2023	2022
Revenues	$85,576	$84,700	$266,327	$249,011
Cost of revenues	35,876	32,812	106,956	100,795
Operating expenses:
Sales and marketing	7,238	6,376	23,351	19,608
Research and development	8,980	6,318	26,155	21,607
General and administrative	27,760	17,327	61,777	53,444
Intangible asset amortization	11,155	10,591	32,272	31,095
Depreciation and amortization expense	367	417	1,139	1,321
Goodwill impairment expense	46,984	—	46,984	—
Total operating expenses	102,484	41,029	191,678	127,075
Income (loss) from operations	(52,784)	10,859	(32,307)	21,141
Other income (expenses):
Interest expense	(5,903)	(5,221)	(17,046)	(12,328)
Net other income	5,078	2,855	6,594	6,217
Total other expenses	(825)	(2,366)	(10,452)	(6,111)
Income (loss) before income taxes	(53,609)	8,493	(42,759)	15,030
Provision (benefit) for income taxes	(4,644)	4,557	142	9,473
Net income (loss)	$(48,965)	$3,936	$(42,901)	$5,557

Net income per share attributable to common stockholders:
Basic	$(0.31)	$0.03	$(0.27)	$0.04
Diluted	$(0.31)	$0.02	$(0.27)	$0.03
Weighted average common shares outstanding:
Basic	159,165,206	157,140,166	158,769,638	156,523,022
Diluted	159,165,206	159,587,645	158,769,638	159,392,534

CERTARA, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	SEPTEMBER 30, 2023	DECEMBER 31, 2022
Assets
Current assets:
Cash and cash equivalents	$272,312	$236,586
Accounts receivable, net of allowance for credit losses of $678 and $1,250, respectively	76,553	82,584
Restricted cash	—	3,102
Prepaid expenses and other current assets	20,912	19,980
Total current assets	369,777	342,252
Other assets:
Property and equipment, net	2,126	2,400
Operating lease right-of-use assets	9,727	14,427
Goodwill	673,159	717,743
Intangible assets, net of accumulated amortization of $257,714 and $217,705, respectively	463,112	486,782
Deferred income taxes	3,703	3,703
Other long-term assets	5,217	5,615
Total assets	$1,526,821	$1,572,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,256	$7,533
Accrued expenses	44,725	35,403
Current portion of deferred revenue	47,980	52,209
Current portion of long-term debt	3,020	3,020
Other current liabilities	4,446	4,993
Total current liabilities	105,427	103,158
Long-term liabilities:
Deferred revenue, net of current portion	1,237	2,815
Deferred income taxes	46,400	65,046
Operating lease liabilities, net of current portion	7,234	10,133
Long-term debt, net of current portion and debt discount	288,661	289,988
Other long-term liabilities	26,111	22,121
Total liabilities	475,070	493,261
Commitments and contingencies
Stockholders' equity:
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023and December 31, 2022, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 160,279,919 and 159,676,150 shares issued as of September 30, 2023 and December 31, 2022, respectively; 159,848,766 and 159,525,943 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	1,602	1,596
Additional paid-in capital	1,170,960	1,150,168
Accumulated deficit	(103,774)	(60,873)
Accumulated other comprehensive loss	(7,714)	(8,230)
Treasury stock at cost, 431,153 and 150,207 shares at September 30, 2023 and December 31, 2022, respectively	(9,323)	(3,000)
Total stockholders’ equity	1,051,751	1,079,661
Total liabilities and stockholders’ equity	$1,526,821	$1,572,922

CERTARA, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(42,901)	$5,557
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,139	1,321
Amortization of intangible assets	40,099	38,007
Amortization of debt issuance costs	1,146	1,156
Provision for credit losses	52	468
Loss on retirement of assets	29	56
Equity-based compensation expense	20,798	23,818
Change in fair value of contingent considerations	11,316	—
Goodwill impairment	46,984	—
Lease abandonment expense	1,602	—
Deferred income taxes	(18,532)	(3,209)
Changes in assets and liabilities
Accounts receivable	6,441	(7,895)
Prepaid expenses and other assets	85	4,209
Accounts payable and accrued expenses	(1,558)	(3,404)
Deferred revenue	(6,978)	(1,727)
Other liabilities	(293)	(1,299)
Net cash provided by operating activities	59,429	57,058
Cash flows from investing activities:
Capital expenditures	(899)	(1,249)
Capitalized development costs	(10,000)	(8,106)
Investment in intangible assets	(54)	—
Business acquisitions, net of cash acquired	(7,550)	(5,883)
Net cash used in investing activities	(18,503)	(15,238)
Cash flows from financing activities:
Payments on long-term debt and finance lease obligations	(2,290)	(2,483)
Payments on financing component of interest rate swap	—	(1,085)
Payment of taxes on shares withheld for employee taxes	(5,905)	(2,827)
Net cash used by financing activities	(8,195)	(6,395)
Effect of foreign exchange rate changes on cash and cash equivalents, and restricted cash	(107)	(8,266)
Net increase in cash and cash equivalents, and restricted cash	32,624	27,159
Cash and cash equivalents, and restricted cash, at beginning of period	239,688	186,624
Cash and cash equivalents, and restricted cash, at end of period	$272,312	$213,783

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income to adjusted EBITDA:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2023	2022	2023	2022
	( in thousands)
Net income (loss)(a)	$(48,965)	$3,936	$(42,901)	$5,557
Interest expense(a)	5,903	5,221	17,046	12,328
Interest income(a)	(2,864)	(322)	(6,428)	(347)
(Benefit from) Provision for income taxes(a)	(4,644)	4,557	142	9,473
Depreciation and amortization expense(a)	367	417	1,139	1,321
Intangible asset amortization(a)	13,813	12,846	40,099	38,007
Currency (gain) loss(a)	(2,179)	(2,376)	(165)	(5,639)
Equity-based compensation expense(b)	8,645	6,804	20,798	23,818
Change in fair value of contingent consideration(d)	8,757	—	11,316	—
Goodwill impairment expense(e)	46,984	—	46,984	—
Acquisition-related expenses(f)	1,392	253	3,276	1,331
Integration expense(g)	33	—	190	—
Transaction-related expenses(h)	—	596	—	724
Severance expenses(i)	—	722	—	722
Reorganization expense(j)	1,602	—	1,602	—
Loss on disposal of fixed assets(k)	—	49	29	56
Executive recruiting expense(l)	—	—	396	—
First-year Sarbanes-Oxley implementation costs(m)	—	—	—	961
Adjusted EBITDA	$28,844	$32,703	$93,523	$88,312

The following table reconciles net income to adjusted net income:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) (a)	$(48,965)	$3,936	$(42,901)	$5,557
Currency (gain) loss(a)	(2,179)	(2,376)	(165)	(5,639)
Equity-based compensation expense(b)	8,645	6,804	20,798	23,818
Amortization of acquisition-related intangible assets(c)	11,377	10,921	33,892	32,900
Change in fair value of contingent consideration(d)	8,757	—	11,316	—
Goodwill impairment expense(e)	46,984	—	46,984	—
Acquisition-related expenses(f)	1,392	253	3,276	1,331
Integration expense(g)	33	—	190	—
Transaction-related expenses(h)	—	596	—	724
Severance expenses(i)	—	722	—	722
Reorganization expense(j)	1,602	—	1,602	—
Loss on disposal of fixed assets(k)	—	49	29	56
Executive recruiting expense(l)	—	—	396	—
First-year Sarbanes-Oxley implementation costs(m)	—	—	—	961
Income tax expense impact of adjustments(n)	(10,572)	(4,257)	(20,669)	(12,236)
Adjusted net income	$17,074	$16,648	$54,748	$48,194

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2023	2022	2023	2022
	(In thousands except share and per share data)
Diluted earnings per share(a)	$(0.31)	$0.02	$(0.27)	$0.03
Currency (gain) loss(a)	(0.01)	(0.01)	—	(0.04)
Equity-based compensation expense(b)	0.06	0.05	0.13	0.16
Amortization of acquisition-related intangible assets(c)	0.07	0.07	0.21	0.21
Change in fair value of contingent consideration(d)	0.05	—	0.07	—
Goodwill impairment expense(e)	0.30	—	0.30	—
Acquisition-related expenses(f)	0.01	—	0.02	0.01
Integration expense(g)	—	—	—	—
Transaction-related expenses(h)	—	—	—	—
Severance expenses(i)	—	—	—	—
Reorganization expense(j)	0.01		0.01
Loss on disposal of fixed assets(k)	—	—	—	—
Executive recruiting expense(l)	—	—	—	—
First-year Sarbanes-Oxley implementation costs(m)	—	—	—	0.01
Income tax expense impact of adjustments(n)	(0.07)	(0.03)	(0.13)	(0.08)
Adjusted Diluted Earnings Per Share	$0.11	$0.10	$0.34	$0.30

Basic weighted average common shares outstanding	159,165,206	157,140,166	158,769,638	156,523,022
Effect of potentially dilutive shares outstanding (o)	742,488	2,447,479	1,078,382	2,869,512
Adjusted diluted weighted average common shares outstanding	159,907,694	159,587,645	159,848,020	159,392,534

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED SEPTEMBER 30,			CHANGE
	2023	2023	2022	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$31,331	$30,818	$28,392	$2,939	10%	$(513)	9%
Services	54,245	53,756	56,308	(2,063)	-4%	(489)	-5%
Total Revenue	$85,576	$84,574	$84,700	$876	1%	$(1,002)	—%

	NINE MONTHS ENDED SEPTEMBER 30,			CHANGE
	2023	2023	2022	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$98,058	$98,513	$86,309	$11,749	14%	$455	14%
Services	168,269	168,598	162,702	5,567	3%	329	4%
Total Revenue	$266,327	$267,111	$249,011	$17,316	7%	$784	7%

(a)    Represents amounts as determined under GAAP.
(b)     Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c)     Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d)     Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e)     Represents expense associated with goodwill impairment charge.
(f)    Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(g)    Represents integration costs related to post - acquisition integration activities.
(h)    Represents costs associated with our public offerings that are not capitalized.
(i)    Represents charges for severance provided to former executives.
(j)    Represents expense related to reorganization, including legal entity reorganization and lease abandonment cost associated with the evaluation of our office space footprint.
(k)    Represents the gain/loss related to disposal of fixed assets.
(l)    Represents recruiting and relocation expenses related to hiring senior executives.
(m)    Represents the first-year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act, as well as implementation cost of adopting ASC 842.
(n)     Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(o)    Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.